UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

WORLD GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37996	36-7650517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o WGC USA Asset Management Company, LLC

685 Third Ave., 27th Floor

New York, New York 10017

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aram Shishmanian resigned from the Board of Directors of WGC USA Asset Management Company, LLC, the Sponsor of the World Gold Trust (the “Trust”), effective February 25, 2019. His resignation did not arise from any disagreement on any matter relating to the operations, policies or practices of the Trust.

On February 25, 2019, the Board of Directors of the Sponsor (the “Board”) appointed David Tait and Carlos Rodriguez to the Board. Mr. Rodriguez will serve on the Audit Committee of Board.

Mr. Tait, age 57, is the Chief Executive Officer of World Gold Council, the parent company of the Sponsor. He was most recently Global Head of Fixed Income Macro Products at Credit Suisse. Prior to that, he held senior trading roles at both Credit Suisse and UBS Investment Bank. Mr. Tait began his career trading at Goldman Sachs and Credit Suisse and then built considerable asset management experience at Bluecrest Capital, Peloton Partners and Citadel Europe. He is currently an Independent Member of the Bank of England’s FICC Market Standards Board. He is also a major supporter of the National Society for the Prevention of Cruelty to Children and has raised over £1 million by climbing Mount Everest on five occasions. He was awarded an MBE by the Queen for his services to the charity.

Mr. Rodriguez, age 46, began his career on Wall Street in the Public Finance Department of Merrill Lynch in 1996, where he focused on interest rate hedging strategies for municipal clients and non-for profit institutions. After working several years covering banking clients, he shifted his focus to trading, where he rose to manage Merrill Lynch’s proprietary municipal investments portfolio. Mr. Rodriguez has since worked at WestLB, where he managed the bank’s complex guaranteed reinvestment contract business, Deutsche Bank, where we worked to establish the bank’s public finance efforts, and Credit Suisse, where he led the bank’s global rates structuring effort in London. Mr. Rodriguez retired from banking in 2016 and runs a private equity fund that focuses on lower middle market companies. He also devotes his time to personal investing as well as volunteering for local causes and mentoring local entrepreneurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2019	WORLD GOLD TRUST
(Registrant)*

	By:	WGC USA Asset Management Company, LLC as the Sponsor of the Registrant

	By:	/s/ Joseph R. Cavatoni
		Name:	Joseph R. Cavatoni
		Title:	Principal Executive Officer

*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by WGC USA Asset Management Company, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of WGC USA Asset Management Company, LLC.